Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	12-31-14	9-30-14	12-31-13
Assets
Loans	$57,381	$56,155	$54,457
Loans held for sale	734	784	611
Securities available for sale	13,360	12,245	12,346
Held-to-maturity securities	5,015	4,997	4,756
Trading account assets	750	965	738
Short-term investments	4,269	2,342	5,590
Other investments	760	822	969

Total earning assets	82,269	78,310	79,467
Allowance for loan and lease losses	(794)	(804)	(848)
Cash and due from banks	653	651	617
Premises and equipment	841	832	885
Operating lease assets	330	304	305
Goodwill	1,057	1,051	979
Other intangible assets	101	126	127
Corporate-owned life insurance	3,479	3,456	3,408
Derivative assets	609	413	407
Accrued income and other assets	2,952	3,024	3,015
Discontinued assets	2,324	2,421	4,572

Total assets	$93,821	$89,784	$92,934

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$34,536	$33,941	$33,952
Savings deposits	2,371	2,390	2,472
Certificates of deposit ($100,000 or more)	2,040	2,533	2,631
Other time deposits	3,259	3,338	3,648

Total interest-bearing deposits	42,206	42,202	42,703
Noninterest-bearing deposits	29,228	25,697	26,001
Deposits in foreign office — interest-bearing	564	557	558

Total deposits	71,998	68,456	69,262
Federal funds purchased and securities sold under repurchase agreements	575	657	1,534
Bank notes and other short-term borrowings	423	996	343
Derivative liabilities	784	384	414
Accrued expense and other liabilities	1,621	1,613	1,557
Long-term debt	7,875	7,172	7,650
Discontinued liabilities	3	3	1,854

Total liabilities	83,279	79,281	82,614

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,986	3,984	4,022
Retained earnings	8,273	8,082	7,606
Treasury stock, at cost	(2,681)	(2,563)	(2,281)
Accumulated other comprehensive income (loss)	(356)	(325)	(352)

Key shareholders’ equity	10,530	10,486	10,303
Noncontrolling interests	12	17	17

Total equity	10,542	10,503	10,320

Total liabilities and equity	$93,821	$89,784	$92,934

Common shares outstanding (000)	859,403	868,477	890,724

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-14	9-30-14	12-31-13	12-31-14	12-31-13
Interest income
Loans	$534	$531	$532	$2,110	$2,151
Loans held for sale	8	4	6	21	20
Securities available for sale	67	67	75	277	311
Held-to-maturity securities	23	25	22	93	82
Trading account assets	6	6	6	25	21
Short-term investments	2	2	2	6	6
Other investments	6	4	6	22	29

Total interest income	646	639	649	2,554	2,620

Interest expense
Deposits	26	28	34	117	158
Federal funds purchased and securities sold under repurchase agreements	—	1	—	2	2
Bank notes and other short-term borrowings	3	2	3	9	8
Long-term debt	35	33	29	133	127

Total interest expense	64	64	66	261	295

Net interest income	582	575	583	2,293	2,325
Provision (credit) for loan and lease losses	22	21	19	59	130

Net interest income (expense) after provision for loan and lease losses	560	554	564	2,234	2,195

Noninterest income
Trust and investment services income	112	99	98	403	393
Investment banking and debt placement fees	126	88	84	397	333
Service charges on deposit accounts	64	68	68	261	281
Operating lease income and other leasing gains	15	17	26	96	117
Corporate services income	53	42	40	178	172
Cards and payments income	43	42	40	166	162
Corporate-owned life insurance income	38	26	33	118	120
Consumer mortgage income	3	3	3	10	19
Mortgage servicing fees	11	9	22	46	58
Net gains (losses) from principal investing	18	9	20	78	52
Other income (a), (b)	7	14	19	44	59

Total noninterest income	490	417	453	1,797	1,766

Noninterest expense
Personnel	409	405	398	1,591	1,609
Net occupancy	63	66	73	261	275
Computer processing	40	39	40	158	156
Business services and professional fees	38	36	42	156	151
Equipment	23	25	26	96	104
Operating lease expense	11	11	10	42	47
Marketing	16	15	18	49	51
FDIC assessment	9	9	7	30	30
Intangible asset amortization	10	10	10	39	44
Provision (credit) for losses on lending-related commitments	—	(2)	(3)	(2)	8
OREO expense, net	2	1	2	5	7
Other expense	83	89	89	334	338

Total noninterest expense	704	704	712	2,759	2,820

Income (loss) from continuing operations before income taxes	346	267	305	1,272	1,141
Income taxes	94	64	70	326	271

Income (loss) from continuing operations	252	203	235	946	870
Income (loss) from discontinued operations, net of taxes	2	(17)	(5)	(39)	40

Net income (loss)	254	186	230	907	910
Less: Net income (loss) attributable to noncontrolling interests	1	—	—	7	—

Net income (loss) attributable to Key	$253	$186	$230	$900	$910

Income (loss) from continuing operations attributable to Key common shareholders	$246	$197	$229	$917	$847
Net income (loss) attributable to Key common shareholders	248	180	224	878	887

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.23	$.26	$1.05	$.93
Income (loss) from discontinued operations, net of taxes	—	(.02)	(.01)	(.04)	.04
Net income (loss) attributable to Key common shareholders (c)	.29	.21	.25	1.01	.98

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.23	$.26	$1.04	$.93
Income (loss) from discontinued operations, net of taxes	—	(.02)	(.01)	(.04)	.04
Net income (loss) attributable to Key common shareholders (c)	.28	.21	.25	.99	.97

Cash dividends declared per common share	$.065	$.065	$.055	$.25	$.215

Weighted-average common shares outstanding (000)	858,811	867,350	890,516	871,464	906,524
Weighted-average common shares and potential common shares outstanding (000) (d)	886,186	874,122	897,712	878,199	912,571

(a)	For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, net securities gains (losses) totaled less than $1 million, less than $1 million, and $1 million, respectively. For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, Key did not have any impairment losses related to securities.
(b)	For the twelve months ended December 31, 2014, and December 31, 2013, net securities gains (losses) totaled less than $1 million and $1 million, respectively. For the twelve months ended December 31, 2014, and December 31, 2013, Key did not have any impairment losses related to securities.
(c)	Earnings per share may not foot due to rounding.
(d)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.